DAVIDSON & COMPANY
Chartered Accountants
1200 - 609 Granville Street
PO Box 10372, Pacific Centre
Vancouver, BC V7Y 1G6

Telephone: 604-687-0947
Facsimile: 604-687-6172

March 5, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Dear Sirs:

Re: Storage Alliance Inc. (the "Company")

We have read the paragraphs of Item 4 included in the Company's Amended Form 8-K filed with the Securities and Exchange Commission on March 5, 2003, and are in agreement with the statements contained therein.

Yours truly,

DAVIDSON & COMPANY

Per:

"Davidson & Company"

cc: Storage Alliance Inc.